EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-161778) on Form S-1/A of Ophthalmic Imaging Systems of our report dated March 24, 2010, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Interest of Experts and Counsel" in such Prospectus.

/S/ Perry-Smith, LLP

Sacramento, California
August 12, 2010